EXHIBIT 10.1

         NINTH AMENDMENT TO CREDIT AGREEMENT dated as of January 30, 1998 by and among Mothers Work, Inc., a Delaware corporation, on its own behalf and as successor, by merger, to Motherhood Maternity Shops, Inc., a Delaware corporation ("MWI"), Cave Springs, Inc., a Delaware corporation ("Cave"), The Page Boy Company, Inc., a Delaware corporation ("Page Boy"), Mothers Work (R.E.), Inc., a Pennsylvania corporation ("MW-RE"), (each, a "Borrower", and collectively, jointly and severally, the "Borrowers"), and CoreStates Bank, N.A., successor to Meridian Bank ("Bank").

BACKGROUND

         The Borrowers and the Bank are parties to a Credit Agreement dated as of August 1, 1995, as first amended September 1, 1995, as second amended January 25, 1996, as third amended May 31, 1996, as fourth amended September 30, 1996, as fifth amended January 31, 1997, as sixth amended April 16, 1997, as seventh amended July 31, 1997, and as eighth amended September 30, 1997 (the "Credit Agreement") pursuant to which the Bank established, in favor of the Borrowers, a credit facility in an aggregate principal amount of $31,094,684.93, subject to the terms and conditions set forth therein. Borrowers have requested the Bank to increase the amount of the Revolving Credit Commitment to $30,000,000, to modify certain terms of the Credit Agreement, including certain of the financial covenants set forth in the Credit Agreement, and to effect certain other changes to the Credit Agreement, which Bank is willing to do, all on the terms and conditions set forth herein. Capitalized terms used herein, and not otherwise defined, shall have the meanings ascribed to them in the Credit Agreement.

AGREEMENTS

         The parties hereto, intending to be legally bound, hereby agree:

                  1. Section 1.01 of the Credit Agreement shall be modified by adding the following definitions:

                      "'Borrowing Base' shall mean an amount, determined monthly as of the last Business Day of each calendar month, equal to (a) fifty-five percent (55%) of the value (determined at cost) of Borrowers' Inventory of finished goods plus
                      (b) thirty percent (30%) of the value (determined at cost) of Borrowers' Inventory of raw materials, plus (c) thirty percent (30%) of the value (determined in accordance with GAAP, consistently applied by Borrowers) of the Borrowers'

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                      work-in-process Inventory plus (d) eighty-five percent
                      (85%) of Borrowers' Eligible Accounts minus (e) $3,000,000, if such calculation relates to May, 1998 or June, 1998, and $5,000,000, if such calculation relates to any month thereafter."

                      "'Eligible Accounts' shall mean all accounts receivable of the Borrowers except accounts receivable (i) which have been due more than 120 days from the invoice or payment due date therefor, as applicable, (ii) inter-company accounts or accounts from other affiliated corporations, organizations or individuals, and (iii) accounts receivable from the United States Government or any of it agencies which have not been assigned to the Bank under the Assignment of Claims Act."

                      "'Inventory' shall mean all of the Borrowers' work-in-process, finished goods and all other inventory (as such term is defined in the Uniform Commercial Code of Pennsylvania, as amended), to the extent owned and possessed, as of any relevant determination date, by the Borrowers, or any of them."

In addition, Section 1.01 of the Credit Agreement shall be modified by deleting the definition of the following term, and by substituting therefor the language set forth below:

                      "'Revolving Credit Commitment' shall mean the lesser of
                      (a) $30,000,000 from and after the date hereof through April 30, 1998, and $27,000,000 thereafter, or (b) the Borrowing Base, in either case as the same may be reduced from time to time pursuant to Section 2.07 hereof; provided, however, that at such time as the Operating Cash Flow of MWI and its Subsidiaries on a Consolidated basis, as of the end of then immediately preceding twelve (12) month period, shall exceed thirty million dollars ($30,000,000) then, effective as of the date that the Borrowers shall have obtained such Operating Cash Flow, and as long thereafter as the Operating Cash Flow of MWI and its Subsidiaries, on a Consolidated Basis, for and as of the end of the then immediately preceding twelve (12) month period shall be at least $28,000,000, the "Revolving Credit Commitment" shall mean $27,000,000, as the same may

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                      be reduced from time to time pursuant to Section 2.07
                      hereof, and the limitation tied to the Borrowing Base shall not be applicable, during such period."

                  2. Section 2.04(a) of the Credit Agreement shall be amended by deleting the first sentence thereof in its entirety, and by substituting therefor the following:

                      "All Revolving Credit Loans made by the Bank to the Borrower shall be evidenced by a single Revolving Credit Note, duly executed on behalf of each of the Borrowers, dated the date of this Ninth Amendment, in substantially the form of Exhibit "A" annexed hereto, and delivered and payable to the Bank in the principal amount equal to $30,000,000."

From and after the date hereof, all references to the Revolving Credit Note in the Credit Agreement and all other Loan Documents shall be deemed to be references to such new Revolving Credit Note. Exhibit "A" to the Credit Agreement is hereby replaced with Exhibit "A" attached hereto. The indebtedness evidenced by the previous Revolving Credit Note remains outstanding as of the date hereof and continues to be secured by the Collateral. The parties hereby expressly acknowledge and agree that the new Revolving Credit Note merely re-evidences the indebtedness evidenced by the previous Revolving Credit Note while increasing the principal amount thereof, shall not extinguish the Obligations evidenced thereby or constitute a novation thereof, and is given in substitution thereof, and not as payment of, the previous Revolving Credit Note.

                  3. Section 7.08 of the Credit Agreement shall be amended by modifying the ratio required during the Fiscal Quarter ending March 31, 1998 from 0.95:1.00 to 0.85 to 1.00. All other ratios set forth therein shall remain unchanged.

                  4. Section 7.09 of the Credit Agreement shall be amended by modifying the ratio required during the Fiscal Quarter ending March 31, 1998 from 1.90:1.00 to 1.75 to 1.00. All other ratios set forth therein shall remain unchanged.

                  5. Borrowers shall deliver to the Bank, monthly on or before the tenth (10th) day of each month, a "Borrowing Base Certificate", duly executed by a Responsible Officer of the Borrowers, on which such Responsible Officer shall certify the amount of the Borrowing Base as of the last Business Day of the immediately preceding calendar month.

                  6. As a condition to the execution and delivery of this Ninth Amendment to Credit Agreement, the Borrowers shall deliver to the Bank, in form

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and content satisfactory to the Bank and its counsel, the following documents, instruments or payments:

                      (a) The replacement Revolving Credit Note, duly executed by the Borrowers, payable to its order and otherwise complying with the provisions of Section 2.04 of the Credit Agreement;

                      (b) An Amendment to Security Agreement, in form and substance satisfactory to the Bank, pursuant to which the Borrowers will grant to the Bank a security interest in all Borrowers' raw material Inventory;

                      (c) A certified copy of resolutions adopted by the Board of Directors of each of the Borrowers authorizing the execution, delivery and performance of this Ninth Amendment, and all of the documents and instruments required by the Bank for the implementation of this Ninth Amendment;

                      (d) The favorable written opinion of Pepper Hamilton & Scheetz, counsel for the Borrowers, substantially in the form of Exhibit "B" hereto, dated the date of this Ninth Amendment, addressed to the Bank and satisfactory to it;

                      (e) The sum of $50,000, which is comprised of an amendment fee in the amount of $16,250, and the sum owing to the Bank in accordance with the provision of Section 4 of the Eighth Amendment to Credit Agreement, dated September 30, 1997, or $33,750;

                      (f) the inventory location report, as described in Section 6.05(k) of the Credit Agreement;

                      (g) a report setting forth the location of all Borrowers' Inventory of raw materials; and

                      (h) all such UCC-1 or UCC-3 financing statements as Bank shall, in its discretion, deem necessary in order to perfect the security interest in raw materials Inventory granted to Bank this date.

                  7.       The Borrowers hereby:

                      (a) acknowledge and agree that all of their representations, warranties and covenants contained in the Credit Agreement and/or in the Loan Documents, as amended hereby, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof, except as set forth on Schedule 7(a) attached to this Ninth Amendment; provided, however, that with respect to the dates set forth in certain representations, such dates shall be updated as follows:

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                          (i) in Section 4.05, the referenced date shall be
September 30, 1997;

                          (ii) in Section 4.07(a), the referenced date for
consolidated balance sheet shall be September 30, 1997;

                          (iii) in Section 4.07(b), the referenced date shall be
1998; and

                          (iv) in Section 4.07(c), the referenced 1995 Fiscal
Year and 1996 Fiscal Year shall be changed to 1998 Fiscal Year and 1999 Fiscal Year, respectively.

                      (b) acknowledge and agree that they have no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Credit Agreement or the Loan Documents or the Obligations, or the enforcement of any of the terms of the Credit Agreement or the Loan Documents, as amended hereby; and

                      (c) represent and warrant that no Event of Default, as defined in the Credit Agreement, exists or will exist upon the delivery of notice, passage of time or both.

         8. The Borrowers will pay all of Bank's out-of-pocket costs and expenses incurred in connection with the review, preparation, negotiation, documentation and closing of this Ninth Amendment and the consummation of the transactions contemplated herein, including, without limitation, fees, expenses and disbursements of counsel retained by Bank and all fees related to filings, recording of documents and searches, appraisal costs, whether or not the transactions contemplated hereunder are consummated.

         9. All other terms and conditions of the Credit Agreement and of the Loan Documents, not inconsistent with the terms hereof, shall remain in full force and effect and are hereby ratified and confirmed by the Borrowers.

         IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Ninth Amendment to Credit Agreement to be executed by their

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respective authorized officers as of the day and year first above written.

                                       MOTHERS WORK, INC.

                                       By: /s/ Thomas Frank
                                           ---------------------------
                                           Name:   Thomas Frank
                                           Title:  Vice President

                                       CAVE SPRINGS, INC.

                                       By: /s/ Thomas Frank
                                           ---------------------------
                                           Name:   Thomas Frank
                                           Title:  Vice President

                                       THE PAGE BOY COMPANY, INC.

                                       By: /s/ Thomas Frank
                                           ---------------------------
                                           Name:   Thomas Frank
                                           Title:  Vice President

                                       MOTHERS WORK (R.E.), INC.

                                       By: /s/ Thomas Frank
                                           ---------------------------
                                           Name:   Thomas Frank
                                           Title:  Vice President

                                       CORESTATES BANK, N.A.

                                       By: /s/ Randal D. Southern
                                           ---------------------------
                                           Name:   Randal D. Southern
                                           Title:  Vice President

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